UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2020 (December 16, 2020)

MIRAGEN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd.
Boulder	CO	80301
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 643-5200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
License Agreement
On December 16, 2020, Miragen Therapeutics, Inc. (the “Company”) entered into a technology license agreement (the “License Agreement”) with Xencor, Inc. (“Xencor”) under which the Company gained exclusive rights to develop and commercialize therapeutic antibodies targeting IGF-1R incorporating Xtend™ Fc technology from Xencor. Under the terms of the License Agreement, the Company will be solely responsible for the activities and costs related to research, development, and if successful, the potential commercialization of product candidates incorporating technologies licensed from Xencor. Xencor will receive an upfront payment (“Upfront Payment”), payable in shares of common stock of the Company, and is eligible to receive certain development and commercial milestone payments, as well as royalties, in each case, payable in cash.
Subscription Agreement
Concurrently with the execution of the License Agreement, on December 16, 2020, the Company and Xencor entered into a subscription agreement (“Subscription Agreement”) pursuant to which the Company agreed to issue Xencor 322,407 shares of the Company’s common stock (the “Shares”) in a private placement transaction as the Upfront Payment under the License Agreement.
The foregoing descriptions of the License Agreement and the Subscription Agreement are not complete and are qualified in their entirety by reference to the License Agreement and the Subscription Agreement, each of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020.
Item 3.02. Unregistered Sales of Equity Securities.
The description of the Subscription Agreement and the issuance and sale of the Shares thereunder set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Shares are being offered and sold to Xencor in a private placement that is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Item 7.01. Regulation FD Disclosure.
On December 17, 2020, the Company issued a press release announcing obtaining exclusive rights to develop and commercialize antibody therapeutics targeting insulin-like growth factor-1 receptor (IGF-1R) using Xencor’s XtendTM half-life extension technology and its expectation to file an Investigational New Drug (IND) application for VRDN-002, including half-life extension, by the end of 2021. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.
Forward-Looking Statement
Statements in this Current Report on Form 8-K contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: half-life extension and expected IND filings and expected clinical development plans. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated December 17, 2020

* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miragen Therapeutics, Inc.

Date: December 17, 2020	By:	/s/ Jason A. Leverone
Jason A. Leverone
Chief Financial Officer, Treasurer , and Secretary